EXHIBIT 99.1
TD Banknorth Inc. to Present at the Friedman, Billings, Ramsey & Co., Inc. 2005 Investor Conference
PORTLAND, Maine—November 22, 2005—TD Banknorth Inc. (NYSE: BNK) announced today that Peter J. Verrill, Sr. EVP and Chief Operating Officer, will present at the Friedman, Billings, Ramsey & Co., Inc. 2005 Investor Conference at the Grand Hyatt New York, Park Avenue at Grand Central, in New York, New York from 8:30 a.m. to 9:10 a.m. EST on Tuesday, November 29, 2005.
A live web cast of the Friedman, Billings, Ramsey & Co., Inc. 2005 Investor Conference will be available at http://www.wsw.com/webcast/fbr13/bnk/. The web cast will also be accessible from the Investor Relations/Events section of the TD Banknorth website at www.tdbanknorth.com. Shortly after the conference, a replay of the web cast will be available for a period of at least 30 days from the Investor Relations section of the TD Banknorth website.
About TD Banknorth Inc.
TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At September 30, 2005, TD Banknorth had $31.8 billion of total consolidated assets and provided financial services to over 1.3 million households in the Northeast. TD Banknorth’s banking subsidiary, TD Banknorth, N.A., operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont and upstate New York. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol “BNK”. For more information, visit http://www.tdbanknorth.com.
CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517
SOURCE: TD Banknorth Inc.